EXHIBIT 10.2.4

                    ELEVENTH AMENDMENT TO LEASE CONTRACT
                               BY AND BETWEEN
                         CITY CENTER DEVELOPMENT CO.
                                     AND
                         PIER 1 IMPORTS (U.S.), INC.


      THIS ELEVENTH AMENDMENT TO LEASE CONTRACT ("Amendment") is made and entered into to be effective as of the 10th day of April, 1995 ("Effective Date"), by and between CITY CENTER DEVELOPMENT CO., a Texas general partnership ("Landlord") and PIER 1 IMPORTS (U.S.), INC., a Delaware corporation (successor-in-interest to Pier 1 Imports - Texas, Inc.) ("Tenant").

      WHEREAS, Landlord and Tenant entered into that certain Lease Contract ("Lease") dated July 19, 1985, covering office space on the 6th, 7th, and 8th floors of City Center Tower II ("Building") located at 301 Commerce Street, Block 40, City Addition to the City of Fort Worth, Tarrant County, Texas and on the ground floor of City Center Parking Garage ("Garage") located at 201 Commerce Street, Fort Worth, Texas; and

      WHEREAS, the Leased Premises are now comprised of approximately (a) 18,848 square feet of Rentable Area on the 5th floor of the Building, (b) 18,794 square feet of Rentable Area on the 6th floor of the Building, (c) 21,916 square feet of Rentable Area on the 7th floor of the Building, (d) 22,274 square feet of Rentable Area on the 8th floor of the Building, (e) 22,096 square feet of Rentable Area on the 9th floor of the Building, (f) 10,878 square feet of Rentable Area, plus 1,356 square feet of Month-to-Month Space on the 10th floor of the Building, (g) 8,122 square feet of Rentable Area on the street level of the Garage, and (h) 4,079 square feet of Rentable Area in the basement of Texas Commerce Tower at 201 Main Street, Block 36, Original Town of Fort Worth, Tarrant County, Texas;

      WHEREAS, the Lease was subsequently amended as of October 29, 1985, December 16, 1985, April 23, 1987, March 1, 1988, December 30, 1988, February 28, 1989, August 1, 1990, September 1, 1993, January 1, 1994, and March 1,
1994 (whereby, among other items, such amendments provided that the Leased Premises were expanded to include space on the 5th, 9th, and 10th floors of the Building and space in the basement of Texas Commerce Tower); and

      WHEREAS, Landlord and Tenant desire to further amend the Lease as provided below.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant amend the Lease as follows:

      1. Leased Premises. Paragraph 36 of the Lease (as previously amended) is further amended to provide that from and after the 10th Floor Expansion Date (defined below in this paragraph), the Leased Premises shall be increased to include the approximately 9,770 square feet of Rentable Area located on the 10th floor of the Building previously defined in the Lease as the "10th Floor Expansion Space". The 10th Floor Expansion Space is outlined on the floorplan attached to this Eleventh Amendment as Exhibit "A" and includes the 1,356 square feet of Rentable Area located on the 10th floor of the Building which was previously defined as the "Month-to-Month Space". Tenant vacated the Month-to-Month Space on April 10, 1995; therefore, from April 10, 1995 until the 10th Floor Expansion Date, no Rent shall accrue for the Month-to-Month Space. From and after the 10th Floor Expansion Date, all of the Rentable Area on the 10th floor of the Building shall be included in the Leased Premises for the Term expiring February 28, 2004. The 10th Floor Expansion Date is the later to occur of (i) July 10, 1995, or (ii) substantial completion of tenant improvements to the 10th Floor Expansion Space.

      2. Base Rent. Paragraph 2 of the Tenth Amendment to the Lease, which amended the Base Rent applicable to the Leased Premises, is modified to add the following provision:

      Notwithstanding the foregoing Base Rent provisions applicable to the portions of the Leased Premises other than the 10th Floor Expansion Space, Tenant shall pay Landlord or Landlord's assigns Base Rent for the 10th Floor Expansion Space only (9,770 square feet of Rentable
Area) in the amount of $17.00 per square foot of Rentable Area of the 10th Floor Expansion Space per year, comprised of a Fixed Rent Component of $11.00 and a Variable Maintenance Component of $6.00 which is subject to escalation in the same manner as the Variable Maintenance Component for the remainder of the Leased Premises. Base Rent for the 10th Floor Expansion Space shall accrue from and after the 10th Floor Expansion Date.

      3.  Tenant Improvement Allowance for the 10th Floor Expansion Space.
As provided in Paragraph 40.C. set forth in the Tenth Amendment to the Lease, Landlord shall provide Tenant with a tenant improvement allowance of $15.00 per square foot of Rentable Area of the 10th Floor Expansion Space.

      4. Temporary Space. For the period from April 10, 1995, until August 1, 1995, Tenant may occupy for its temporary use approximately 1,195 square feet of Rentable Area on the 12th floor of the Building ("Temporary Space"). No Base Rent will accrue for the Temporary Space during this period, but Tenant shall pay its prorata share of all Utility Costs attributable to the Temporary Space during the period of Tenant's occupancy. Tenant's use and occupancy of the Temporary Space is subject to all of the terms and conditions of this Lease other than the Term, Rent, and tenant improvement and other monetary allowance provisions of the Lease. Tenant accepts the Temporary Space in AS IS condition, and Landlord is not required to make any improvements or modifications to the Temporary Space.

      All capitalized terms not otherwise defined in this Eleventh Amendment have the meanings assigned to such terms in the Lease.

      Except as specifically set forth in this Eleventh Amendment, the Lease as previously amended is ratified and remains in full force and effect as written.

      IN WITNESS WHEREOF, the parties have executed this Eleventh Amendment on this the 24th day of May, 1995, to be effective as of the 10th day of April, 1995.

CITY CENTER DEVELOPMENT CO.,                 PIER 1 IMPORTS (U.S.), INC.,
a Texas general partnership                  a Delaware corporation

By:   Sid R. Bass, Inc.,
      Thru Line Inc.,                        By:/s/ E. Mitchell Weatherly
      Keystone, Inc., and                       -------------------------
      Lee M. Bass, Inc.,                     Name: E. Mitchell Weatherly
      its general partners
                                             Title: Senior Vice President,
      By: /s/ W. Robert Cotham                      Human Resources
          ----------------------
          W. Robert Cotham,
          Vice President of each
          named corporation